UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Shattuck Labs, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Shattuck Labs, Inc. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 7, 2022 For Stockholders of record as of April 14, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, including the Notice, Proxy Statement and Annual Report, and to obtain instructions to attend the meeting, go to: www.proxydocs.com/STTK To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/STTK Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials or materials for future stockholder meetings, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 27, 2022. Unless requested, you will not otherwise receive a paper or e-mail copy. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/STTK TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. Shattuck Labs, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Tuesday, June 7, 2022 11:00 AM, Eastern Time Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/STTK for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/STTK SEE REVERSE FOR FULL AGENDA

THIS IS NOT A VOTABLE BALLOT Shattuck Labs, Inc. Annual Meeting of Stockholders PROPOSAL 1. Elect Class II directors to serve until the 2025 Annual Meeting: 1.01 Neil Gibson 1.02 George Golumbeski 2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022 Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments and postponements thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL director nominees listed in Proposal 1 and FOR Proposal 2